UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

Arbitron Inc. ("Arbitron") announced today that the Media Rating Council, Inc. has accredited the monthly average-quarter-hour radio ratings data produced by the Arbitron Portable People MeterTM ("PPM") radio ratings service in 11 additional markets, bringing the total number of accredited PPM markets to 14.

MRC accreditation has been denied in the other 34 PPM markets based on the findings of the 2010 audits. These markets along with the 14 accredited markets will be audited again in 2011. Arbitron submits each of the 48 markets to annual audits.

The MRC has also accredited the Arbitron PPM Analysis Tool. Designed specifically for accredited monthly average-quarter-hour PPM data, the PPM Analysis Tool is a software application that provides standard audience analysis reports including rankers, trend reports and audience composition reports. The software also provides ability to analyze audience estimates based on customized demographics and dayparts.

A copy of the press release announcing the accreditation update is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Arbitron Inc. dated March 31, 2011

The information in Item 7.01 of this Form 8-K and attached Exhibit shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

March 31, 2011	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy & Chief Legal Officer & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated March 31, 2011